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                                                                    EXHIBIT 21.1

                       INVITROGEN CORPORATION SUBSIDIARIES



I.       U.S. OPERATIONS
                  Life Technologies Foreign Sales Corporation
                  NOVEX
                  NOVEX Int'l Sales
                  Protogene Laboratories, Inc.
                  Custom Primers, Inc.
                  Research Genetics, Inc.
                  Serum Technologies Holdings, Inc.
                  Dexter (RPI), Inc.
                  Dexter Powders Inc.
                  Life Technologies Asia Pacific, Inc.

II.      CANADIAN OPERATIONS
                  Canadian Life Technologies, Inc.

III.     EUROPEAN OPERATIONS

                  N.V. Life Technologies S.A.
                  Kettelbrook Insurance Company, Ltd.
                  Life Technologies A/S
                  Life Technologies S.A.R.L.
                  BioSepra S.A.
                  Life Technologies Overseas GmbH
                  BioSepra GmbH
                  NOVEX Electrophoresis GmbH
                  Serva Electrophoresis GmbH
                  Life Technologies Italia Srl
                  Life Technologies Norway A.S.
                  Invitrogen BV
                  Biomed Benelux B.V.
                  Life Technologies B.V.
                  GIBCO Bio-Cult Diagnostics
                  GIBCO Leasing Ltd.
                  Life Technologies (Europe) Ltd.
                  Life Technologies Holdings Unlimited
                  Life Technologies Limited
                  Life Technologies Overseas, Ltd.
                  Life Technologies S.A.
                  Life Technologies Sweden AB
                  Life Technologies AG

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IV.      ASIA PACIFIC OPERATIONS

                  Life Technologies Pty. Ltd.
                  Life Technologies (Pacific) Ltd.
                  GIBCO BRL India Pvt. Ltd.
                  Life Technologies Oriental K.K.
                  Life Technologies Mauritius Ltd.
                  Laboratory Services, Ltd.
                  Life Technologies Ltd.
                  Phoenix Chemicals Ltd.
                  Life Technologies GIBCO BRL Co., Ltd.

V.       LATIN AMERICA OPERATIONS

                  Life Technologies do Brasil Ltda.
                  Life Technologies Uruguay S.A.

VI.      MIDDLE EAST
                  Ethrog Biotechnologies, Inc.
                  Invitrogen Export Co., Ltd.